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                                                          Exhibit 10(a)(xxviii)

                    RESTRICTED STOCK UNIT AWARD AND AGREEMENT

[DATE]

Dear _______________:

H. J. Heinz Company is pleased to confirm that, effective as of __________, you have been granted an award of Restricted Stock Units ("RSUs") for Fiscal Year ____ in accordance with the terms and conditions of the H.J. Heinz Company Fiscal Year 2003 Stock Incentive Plan (the "Plan"). This Award is also made under and governed by the terms and conditions of this letter agreement ("Agreement"), which shall control in the event of a conflict with the terms and conditions of the Plan. For purposes of this Agreement, the "Company" shall refer to H. J. Heinz Company and its Subsidiaries. Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the same defined meanings as in the Plan.

1. RSU Award. You have been awarded a total of ____________ RSUs for Fiscal Year ____.

2. RSU Account. RSUs entitle you to receive a corresponding number of shares of H. J. Heinz Company Common Stock ("Common Stock") in the future, subject to the conditions and restrictions set forth in this Agreement, including, without limitation, the vesting conditions set forth in Paragraph 3 below. Your RSUs will be credited to a separate account established and maintained by the Company on your behalf. Until the Distribution Date (as defined herein), your RSUs are treated as deferred compensation amounts, the value of which is subject to change based on increases or decreases in the market price of the Common Stock. Because the RSUs are not actual shares of Common Stock, you cannot exercise voting rights on them until the Distribution Date.

3. Vesting. You will become vested in the RSUs credited to your account according to the following schedule:

     You will become 100% vested in the RSUs upon the fifth anniversary of the Effective Date. None of the RSUs will become vested prior to this date.

4. Termination of Employment. The termination of your employment with the Company will have the following effect on your RSUs:

     (a) Retirement, Disability or Involuntary Termination without Cause. If the termination of your employment with the Company is the result of Retirement, Disability, or involuntary termination without Cause, any RSUs granted hereunder that remain unvested as of your Date of Termination shall continue to vest in accordance with the vesting schedule set forth in Paragraph 3 above, subject to the requirements of Paragraph 5 of this Agreement.

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     (b)  Death. In the event that you should die while you are continuing to perform services for the Company, any RSUs that remain unvested as of the date of your death shall continue to vest in accordance with the vesting schedule set forth in Paragraph 3 above.

     (c) Change in Control. In the event of a Change in Control, any RSUs that remain unvested as of the date of the Change in Control shall immediately become vested unless your RSU award is replaced by an award of equivalent value provided by the Surviving Corporation, which replacement award vests not later than the replaced award and, to the extent not previously vested, vests in full in the event of any involuntary termination of your employment with the Surviving Corporation following the Change in Control (other than an involuntary termination for Cause).

     (d) Other Termination. If your employment with the Company terminates for any reason other than as set forth in subparagraphs (a), (b) and (c) above, including without limitation as a result of any voluntary termination of employment or an involuntary termination for Cause, any RSUs granted hereunder that remain unvested as of your Date of Termination shall be immediately forfeited and cancelled.

5. Non-Solicitation/Confidential Information. In partial consideration for the RSUs granted to you hereunder, you agree that you shall not, during the term of your employment by the Company and for 12 months after termination of your employment, regardless of the reason for the termination, either directly or indirectly, solicit, take away or attempt to solicit or take away any other employee of the Company, either for your own purpose or for any other person or entity. You further agree that you shall not, during the term of your employment by the Company or at any time thereafter, use or disclose the Confidential Information (as defined below) except as directed by, and in furtherance of the business purposes of, the Company. You acknowledge that the breach or threatened breach of this Paragraph 5 will result in irreparable injury to the Company for which there is no adequate remedy at law because, among other things, it is not readily susceptible of proof as to the monetary damages that would result to the Company. You consent to the issuance of any restraining order or preliminary restraining order or injunction with respect to any conduct by you that is directly or indirectly a breach or threatened breach of this Paragraph 5. Any breach by you of the provisions of this Paragraph 5 will, at the option of the Company and in addition to all other rights and remedies available to the Company at law, in equity or under this Agreement, result in the immediate forfeiture of all of your rights in any RSUs that remain unvested as of the date of such breach.

     "Confidential Information" as used herein shall mean technical or business information not readily available to the public or generally known in the trade,

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     including but not limited to inventions; ideas; improvements; discoveries;
     developments; formulations; ingredients; recipes; specifications; designs; standards; financial data; sales, marketing and distribution plans, techniques and strategies; customer and supplier information; equipment; mechanisms; manufacturing plans; processing and packaging techniques; trade secrets and other confidential information, knowledge, data and know-how of the Company, whether or not they originated with you, or information which the Company received from third parties under an obligation of confidentiality.

6. Dividends. An amount equal to the dividends payable on the shares of Common Stock represented by the RSUs will be paid directly to you as soon as practicable following the date on which a dividend is declared by the Company. These payments will be calculated based upon the number of RSUs credited to your account as of the date that a dividend is declared. These payments will be reported as income to the applicable taxing authorities, and federal, state, local and/or foreign income and/or employment taxes will be withheld from such payments as and to the extent required by applicable law.

7. Distribution. All RSU distributions will be made in the form of actual shares of Common Stock and will be distributed to you on one of the following dates (each, a "Distribution Date"):

     (a) Default Distribution Date. Shares of Common Stock representing your RSUs will be distributed to you when the RSUs vest, unless the Distribution Date is automatically deferred as provided in subparagraph (b) below.

     (b) Executive Officer/Management Committee Member Exception. If you are a named executive officer of the Company on the Distribution Date (as listed in the proxy statement filed by the Company most recent to the Distribution Date) or are a member of the Company's Management Committee on the Distribution Date, the Distribution Date will automatically be deferred to the close of business on the last day of your employment with the Company.

     Certificates representing the distributed shares of Common Stock will be delivered to the firm maintaining your account as soon as practicable after a Distribution Date occurs. Notwithstanding the foregoing, all vested RSUs will be immediately distributed to you at the close of business on the last day of your employment with the Company, or as soon as practicable thereafter, if you terminate employment with the Company for any reason including death, disability, retirement or Change of Control of the Company.

8. Impact on Benefits. None of the RSUs being credited to your account are deemed to be a replacement for award opportunity under the Company's Shareholder Success Plan (SSP), and no portion of your RSU Award will be

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     included as compensation for the year of the grant for purposes of the H.J.
     Heinz Company Supplemental Executive Retirement Plan and the H.J. Heinz Company Employees Retirement and Savings Excess Plan.

9. Tax Withholding. On the Distribution Date, the Company will withhold a number of shares of Common Stock that is equal, based on the Fair Market Value of the Common Stock on the Distribution Date, to the amount of the federal, state, local, and/or foreign income and/or employment taxes required to be collected or withheld with respect to the distribution.

10. Non-Transferability. Your RSUs may not be sold, transferred, pledged, assigned or otherwise encumbered except by will or the laws of descent and distribution. You may also designate a beneficiary(ies) in the event that you die before a Distribution Date occurs, who shall succeed to all your rights and obligations under this Agreement and the Plan. A beneficiary election form is attached. If you do not designate a beneficiary, your RSUs will pass to the person or persons entitled to receive them under your will. If you shall have failed to make a testamentary disposition of your RSUs in your will or shall have died intestate, your RSUs will pass to the legal representative or representatives of your estate.

11. Employment Rights. You acknowledge and agree that nothing in this Agreement or the Plan shall confer upon you any right with respect to future awards or continuation of your employment, nor shall it constitute an employment agreement or interfere in any way with your right or the right of Company to terminate your employment at any time, with or without cause, and with or without notice, subject to the terms of any written employment contract that you may have with the Company that is signed by both you and an authorized representative of the Company.

12. Collection and Use of Personal Data. You consent to the collection, use, and processing of personal data (including name, home address and telephone number, identification number and number of RSUs held) by the Company or a third party engaged by the Company for the purpose of implementing, administering and managing the Plan and any other stock option or stock incentive plans of the Company (the "Plans"). You further consent to the release of personal data (a) to such a third party administrator, which, at the option of the Company, may be designated as the exclusive broker in connection with the Plans, or (b) to any affiliated company within the definition of the Company, wherever located. You hereby waive any data privacy rights with respect to such data to the extent that receipt, possession, use, retention, or transfer of the data is authorized hereunder.

13. Future Awards. The Plan is discretionary in nature and the Company may modify, cancel or terminate it at any time without prior notice in accordance with the terms of the Plan. While RSUs or other awards may be granted under the Plan on one or more occasions or even on a regular schedule, each grant is a one time

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     event, is not an entitlement to an award of RSUs in the future, and does not create any contractual or other right to receive an award of RSUs, compensation or benefits in lieu of RSUs or any other compensation or benefits in the future.

14. Compliance with Stock Ownership Guidelines. All RSUs granted to you under this Agreement shall be counted as shares of Common Stock that are owned by you for purposes of satisfying the minimum share requirements under the Company's Simplified Stock Ownership Guidelines ("SOG"). Notwithstanding the foregoing, you acknowledge and agree that, with the exception of the number of shares of Common Stock withheld to satisfy income tax withholding requirements pursuant to Paragraph 9 above, the shares of Common Stock represented by the RSUs granted to you hereunder cannot be sold or otherwise transferred, even after the Distribution Date, unless and until you have met SOG's minimum share ownership requirements. The Management Development & Compensation Committee will not approve additional RSU awards to you unless you are in compliance with the terms of this Paragraph 14 and the SOG requirements.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its choice of law provisions.

THIS RSU AWARD IS SUBJECT TO YOUR ON-LINE ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AGREEMENT.

                                        H. J. HEINZ COMPANY


                                        By:
                                            ------------------------------------




Accepted:
          ---------------------------

Date:
      -------------------------------

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                             BENEFICIARY DESIGNATION

Upon my death, the vested Restricted Stock Units earned by me under all Restricted Stock Unit Agreements shall be paid to the beneficiary(ies) I designate below. This designation supercedes any prior beneficiary designation I have made regarding my Restricted Stock Unit account balance, and shall remain in effect unless and until I file a subsequent Beneficiary Designation Form with the Company.

Primary Beneficiary Designation

The vested Restricted Stock Units distributable to me shall be paid, in equal portions unless otherwise indicated, to the following Primary Beneficiary(ies) then surviving:

Name            Relationship   Date of Birth   Social Security Number
----            ------------   -------------   ----------------------
-------------   ------------   -------------   ----------------------

-------------   ------------   -------------   ----------------------

-------------   ------------   -------------   ----------------------

-------------   ------------   -------------   ----------------------

Contingent Beneficiary Designation

If none of the above-named Primary Beneficiaries survives me, the vested Restricted Stock Units distributable to me shall be paid, in equal portions unless otherwise indicated, to the following Contingent Beneficiary(ies) then surviving:

Name            Relationship   Date of Birth   Social Security Number
----            ------------   -------------   ----------------------
-------------   ------------   -------------   ----------------------

-------------   ------------   -------------   ----------------------

-------------   ------------   -------------   ----------------------

-------------   ------------   -------------   ----------------------


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Signature                      Date